THIRD AMENDMENT TO LEASE
This Third Amendment to Lease (this "Amendment") is made and entered into as of October 1,2015 (the "Effective Date") by and between WILLIAM M. FOSTER, an individual residing in Twiggs County, Georgia ("Lessor") and ADK GEORGIA, LLC, a Georgia limited liability company ("Lessee") with regard to the foregoing.

WITNESSETH:
A.Lessor and Lessee are parties to that certain Lease Agreement dated September 28, 2009, as amended by that restated Lease dated August 31, 2010, and as amended by that Second Amendment to Lease dated August 14, 2015 (the "Lease");
B.Lessor and Lessee have agreed to amend the Lease to clarify certain requirements of the parties under the Lease;
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Lease shall be amended as set forth below. Capitalized terms not otherwise defined herein shall have the same meanings assigned to such terms in the Lease.
SUBLESSEE SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT. Lessee, existing sublessees, and all sublessees approved in the future by Lessor under the terms of the Second Amendment to Lease shall execute subordination, non-disturbance, and attornment ("SNDA") agreements in favor of Lessor and Lessor's lender related to the leased premises in a form substantially similar to that attached as Exhibit A. Such SNDA agreements shall supersede any contrary sublease provisions.
The parties agree that no sublease (whether existing or executed after the date hereof) shall be amended or modified in any material respect without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed.
ALL OTHER TERMS STILL IN EFFECT. All other terms and conditions of the Lease not expressly modified or amended herein shall remain in full force and effect. To the extent that any of the provisions of this Amendment conflict with or are inconsistent with the provisions of the Lease, the provisions of this Amendment shall control.
IN WITNESS WHEREOF, there undersigned have executed this Amendment and caused it to be effective as of the date and year first written above.

LESSOR:	LESSEE:

ADK GEORGIA, LLC, a Georgia limited liability
company

/s/ William M. Foster	By:	/s/ William McBride
William M. Foster		William McBride, Manager

EXHIBIT A TO THIRD AMENDMENT TO LEASE
Recording Requested By
And When Recorded Mail To:

SUBORDINATION. NON-DISTURBANCE AND ATTORNMENT AGREEMENT

(    Facility -    County)
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
AGREEMENT (this "Agreement"), is made and entered into effective as of _______________, 2015, by and among ADK GEORGIA, LLC, a Georgia limited liability company ("Sub‑Landlord"), and ______________________________, a Georgia limited partnership ("Operator"), in favor of WILLIAM M. FOSTER, A/K/A W.M. FOSTER, A/K/A WILLIAM M. FOSTER, JR., an individual resident of the State of Georgia ("Owner"), and REGIONS BANK, an Alabama banking corporation (together with its successors and assigns, the "Lender"), as the holder of the "Security Deed" hereinafter described.
WITNESSETH:
WHEREAS, Owner (as landlord) and Sub-Landlord (as tenant) are parties to that certain Lease Agreement dated September 28, 2009, as amended by that certain First Amendment to Lease dated as of August 31, 2010 (as modified, amended or restated from time to time, the "Master Lease"), relating to certain improved real property of Owner located in ______________ County, Georgia and legally described on Exhibit A attached hereto and incorporated herein by this reference, together with all buildings and improvements situated thereon (collectively, the "Property");

WHEREAS, without proper authority and in violation of the terms of the Master Lease, Sub-Landlord subleased the Property to Operator pursuant to that certain Sublease Agreement, dated as of __________________ (as modified, amended or restated from time to time, the "Sublease");

WHEREAS, Owner is indebted to Lender under a term loan with a remaining principal balance outstanding of [______________________________ and ____________/100 Dollars ($ _________)] (the "Loan"), which Loan is made pursuant to that certain Loan Agreement, dated as of January 27, 2012, between Owner and Lender (as the same may be modified, amended or restated from time to time, the "Loan Agreement"), and evidenced by that certain Promissory Note, dated as of January 27, 2012, made by Owner in favor of Lender (as the same may be modified, amended or restated from time to time, the "Note"), in the principal amount of the Loan. The Loan is secured by, among other things, that certain Second Amendment to and Restatement of Deed to Secure Debt and Security Agreement covering the Property and certain other property as described therein (as the same may be modified, amended or restated from time to time, the "Security Deed"), and that certain Assignment of Leases and Rents (as the same may be modified, amended or restated from time to time, the "Assignment of Rents"), each dated as of __________________________, made by Owner in favor of Lender and recorded in the Office of the Official Records of County, Georgia, and by the other Loan Documents (as defined in the Loan Agreement);

WHEREAS, Sub-Landlord's entering the Sublease caused an "Event of Default" by Owner under the Loan Documents;

WHEREAS, contemporaneously herewith, and as required by Owner, Sub-Landlord and Operator have executed that certain [Amendment to Sublease Agreement], dated as of the date hereof, amending certain provisions of the Sublease as provided therein (the "Sublease Amendment");

WHEREAS, notwithstanding Sub-Landlord's unauthorized subleasing of the Property to the Operator, Owner has determined he will consent to the Sublease only if Sub-Landlord and Operator execute and deliver to Owner, among other things, the Sublease Amendment and this Agreement;

WHEREAS, in accordance with Lender's rights under the Assignment of Rents, Lender has agreed to consent to the Sublease only if Sub-Landlord and Operator execute and deliver, among other things, the Sublease Amendment and this Agreement; and

WHEREAS, the parties hereto now desire to enter into this Agreement to establish certain rights and obligations with respect to their interests, and to provide for various contingencies as hereinafter set forth.

NOW, THEREFORE, in consideration for the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual benefits to accrue to the parties hereto, it is hereby declared, understood and agreed as follows:

1. Subordination. The Sublease, the leasehold interests and estates created thereby, and the priorities, rights, privileges and powers of Operator (as subtenant) and Sub-Landlord (as sublandlord) thereunder shall be and the same are hereby, and with full knowledge and understanding of the effect thereof, unconditionally made subject and subordinate to the Master Lease and to the lien and charge of the Security Deed and the other Loan Documents, to all terms and conditions contained in the Master Lease and said Loan Documents, and to the rights, privileges and powers of Owner and the Lender thereunder, respectively.

2. Consent to Sublease. Owner and Lender hereby consent to the Sublease, as the same has been amended pursuant to the Sublease Amendment. Sub-Landlord and Operator shall not amend or modify the Sublease (except as provided in the Sublease Amendment) without the prior written consent of Owner and Lender.

3. Attornment.
(a)Owner. In the event that the Master Lease (or Sub-Landlord's right of possession thereunder) is terminated with respect to the Property prior to the expiration of the Sublease, Operator shall attorn to and recognize Owner as the Operator's landlord under the Sublease for the unexpired balance of the term (including any extensions) of the Sublease and Operator waives any right or option it may have to terminate the Sublease or to surrender possession thereunder as a result of any such termination of the Master Lease (or termination of Sub-Landlord's right of possession thereunder). In such an event, Operator shall be bound to Owner under all of the terms, covenants and conditions of the Sublease for the remaining balance of the term thereof, with the same force and effect as if Owner were the original sublandlord under the Sublease, and such attornment shall be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement, immediately upon any such termination of the Master Lease (or the termination of Sub-Landlord's right of possession thereunder).

(b)Lender. In the event Lender or any other purchaser (in any such case, a "Transferee") at a foreclosure sale or sale under private power contained in the Security Deed, or by acceptance of a deed in lieu of foreclosure, or by any other manner, succeeds to the interest of Owner, as owner of the Property or as landlord under the Master Lease, in any such event, Sub-Landlord and Operator agree that such Transferee shall have all the rights, benefits, privileges and obligations of Owner as provided in Section 3(a) above and elsewhere in this Agreement.

4. Nondisturbance. Subject to Operator's observance and performance of all the terms, covenants and conditions of the Sublease on the part of Operator (as subtenant) to be observed and performed, Owner (or such other Transferee) shall recognize the leasehold estate of Operator under all of the terms, covenants and conditions of the Sublease for the remaining balance of the term (as the same may be extended in accordance with the provisions of the Sublease) and such leasehold estate shall not be terminated, except in accordance with the terms of the Sublease or this Agreement; provided, however, that Owner (or such other Transferee) shall not be (a) liable for any act or omission of Sub-Landlord under the Sublease, (b) obligated to cure any defaults of Sub-Landlord under the Sublease which occurred prior to the time that Owner (or such other Transferee) succeeded to the interest of Sub-Landlord under the Sublease, (c) subject to any offsets, claims, credits or defenses which Operator may be entitled to assert against Sub-Landlord, (d) bound by any payment of rent or additional rent by Operator to Sub-Landlord for more than one (1) month in advance, (e) bound by any amendment or modification of the Sublease made without the written consent of Owner and Lender. Owner (or such other Transferee) shall be liable or responsible for or with respect to the retention, application and/or return to Operator of any security deposit paid to Sub-Landlord, whether or not still held by Sub-Landlord, but only to the extent, if any, that such Transferee has actually received the amount of such security deposit in whole or part.

5. No Termination.

(a)Operator shall not exercise any right granted to it under the Sublease, or which it might otherwise have under applicable law, to terminate the Sublease on account of a default by Sub-landlord under the Sublease, without first giving Owner prior written notice of its intent to terminate, which notice shall include a statement of the default or event on which such intent to terminate is based. Thereafter, Operator shall not take any action to terminate the Sublease if Owner (i) within thirty (30) days after service of such written notice on Owner of its intention to terminate the Sublease, shall cure such default or event if the same can be cured by the payment or expenditure of money, or (ii) shall diligently take action to recover possession of the Property from Sub-Landlord (or to terminate Sub-Landlord's leasehold under the Master Lease) and to cure such default or, in the case of a default which cannot be cured, unless and until Owner has obtained possession, but in no event to exceed ninety (90) days after service of such written notice on Owner by Operator of its intention to terminate. For the purposes of facilitating Owner's (and Lender's) rights hereunder, Owner shall have, and for such purposes is hereby granted by Operator and Sub-Landlord, the right to enter upon the Property for the purpose of effecting any such cure, during reasonable business hours and provided Owner complies with all federal and state laws regarding patient and resident privacy.

(b)Sub-Landlord shall not exercise any right to terminate the Sublease without Owner's and Lender's prior written consent.

6.Notices of Default. Each of Sub-Landlord and Operator shall provide Owner copies of any notices of default under the Sublease concurrently with the giving of such notice to the other party. Owner shall immediately provide a copy of any such notice to Lender.

7.Reaffirmation of 2012 Subordination and Attornment. Sub-Landlord hereby reaffirms all the terms, conditions and obligations under that certain Subordination and Adornment Agreement, dated as of January 27, 2012, executed and delivered by Owner and Sub-Landlord in favor of Lender (as the same may be modified, amended or restated from time to time).

8.Other Notices. Any notice or other communication required or permitted to be given by this Agreement or by applicable law shall be in writing and shall be deemed received: (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof; (b) three (3) business days following the date deposited in U.S. mail, postage prepaid, certified or registered, with return receipt requested; or (c) one (1) business day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If to Owner:	William M. Foster c/o Foster Development Company 146 Spring Street Macon, Georgia 31201
With a copy to:	Joshua E. Kight, Esq. 306 Academy Ave., Suite 200 P.O. Box 816 Dublin, GA 31040
If to Sub-Landlord:	ADK Georgia, LLC 3050 Peachtree Road NW, Suite 355 Atlanta, Georgia 30305 Attn: Manager
With a copy to:	Gregory P. Youra, Esq. Holt Ney Zatcoff & Wasserman, LLP 100 Galleria Parkway, Suite 1800 Atlanta, Georgia 30339
If to Lender:	Regions Bank 1900 5th Avenue North, 14th Floor Birmingham, AL 35203 Attn: Steven W. "Steve" Mitchell
With a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 1600 Wells Fargo Tower Birmingham, Alabama 35203 Attn: Luther P. Crull, III, Esq

Any party may change its or its attorney address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

9.Binding Effect. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto.

10.Counterpart. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute a single instrument.

11.Governing Law. This Agreement shall, in all respects, be governed by and construed and interpreted in accordance with the laws of the State of Georgia.
[SEE ATTACHED SIGNATURE PAGES]

IN WITNESS WHEREOF, the undersigned have executed this instrument to be effective as of the day and year first above written, although actually executed on the date(s) indicated below.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires:	OPERATOR: By: Name: Its: Date:
Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires:	SUB-LANDLORD: ADK GEORGIA, LLC By: Name: Its: Date:
Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires:	OWNER: By: Name: Its: Date:

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires:	LENDER: By: Name: Its: Date: